EXHIBIT 5.1

Board of Directors
New Frontier Media, Inc.
5435 Airport Boulevard
Suite 100
Boulder, CO 80301

                                                             March 22, 2001

RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

         We have acted as counsel to New Frontier Media, Inc., a Colorado corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to 3,000,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), issuable upon the exercise of stock options granted, as well as stock options to be granted, pursuant to the Company's Millennium Incentive Stock Option Plan (the "Incentive Plan") and the Company's Millennium Consultant Stock Plan (the "Consultants' Plan") (the Incentive Plan and the Consultants' Plan hereafter referred to as "the Plans").

         As counsel to the Company, we have examined the Company's Certificate of Incorporation, as amended, the Company's By-laws, as amended, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been duly organized, is validly existing and in good standing under the laws of the State of Colorado.

         2. The shares of Common Stock issuable upon exercise of any options duly granted pursuant to the Plans have been duly and validly authorized and reserved for issuance, and, when duly issued and paid for in accordance with the stock option agreements between the Company and the individuals granted options pursuant to the Plans, will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Sincerely,

                                                  /s/ THORBURN, SAKOL & THRONE
                                                  ----------------------------
                                                  THORBURN, SAKOL & THRONE